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                                                                     EXHIBIT (b)

                                     BYLAWS

                                       OF

                         MAINSTAY VP SERIES FUND, INC.

                                    ARTICLE I

                                     Offices

                Section 1. Principal Office. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

                Section 2. Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

                Section 1. Annual Meeting. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"). Otherwise, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting, and for such purpose or purposes as the Board of Directors shall designate and the notice of meeting shall specify, shall, if required, or may, if not required, be held at such time (in the case of a required meeting, not later than 120 days after the occurrence of the event requiring the meeting) as the Board of Directors shall select.

                Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Charter, may be called for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and shall be held at such time as may be stated in the notice of the meeting. Special meetings of the stockholders shall also be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than a majority of the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders requesting the meeting of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.

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                Section 3. Place of Annual Meeting. The annual meeting of the stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

                Section 4. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

                Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

                Section 5. Scope of Notice. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

                Section 6. Quorum; Adjournment of Meetings. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter or these Bylaws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

                Section 7. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person


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appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                Section 8. Voting. Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every full share of such stock, and a fractional vote for any fractional shares, standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 5 of Article VII of these Bylaws.

                Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Charter or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

                If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or his proxy, if there be such proxy, and shall state the number of shares voted.

                Section 9. Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case

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may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

                Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of the holders of at least ten percent (10%) of the stock entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Each such report shall be signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

                Section 11. Consent of Stockholders in Lieu of Meeting; Record Date. To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders by law, by the Charter or by these Bylaws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock having voting power. The Board of Directors may fix, in advance, a record date to express consent to any corporate action in writing, not more than 90 days prior to any such action. If no such record date is fixed, the record date shall be the date on which the first written consent is received.

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                Section 12. Nominations and Proposals by Stockholders.

                (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who gives timely written notice as set forth in this
Section 12(a).

                (2) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the later of (i) the 60th day prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting is first made by the Corporation; nor earlier than the close of business on the 90th day prior to the date of the meeting.

                (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who gives timely written notice as set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by this paragraph (b) of this Section 12 shall have been delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the later of (i) the 60th day prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting is first made by the Corporation; nor earlier than the close of business on the 90th day prior to the date of the meeting.

                (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the

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meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

                (2) For purposes of this Section 12, "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission.

                (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section
12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                   ARTICLE III

                               Board of Directors

                Section 1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute, the Charter or these Bylaws directed or required to be exercised or done by the stockholders.

                Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office, provided, however, that the number of directors shall in no event be less than the minimum number required by the Maryland General Corporation Law nor more than nine. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article
III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders.

                Section 3. Election and Term of Directors. The term of office of each director shall be from the time of his election and qualification until the election of directors next

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succeeding his election; provided, however, that each director shall hold office until his or her successor has been elected and has qualified, or until such director's earlier death, resignation or removal. At each meeting of the stockholders for the election of directors, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors.

                Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board or the Chief Executive Officer, the President, a Vice-President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                Section 5. Removal of Directors. Any director of the Corporation may be removed with or without cause by the stockholders by a vote of a majority of the votes entitled to be cast for the election of directors at any meeting of stockholders, duly called and at which a quorum is present.

                Section 6. Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors, if any, hereunder. Any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of the majority of the directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining directors, if after the filling of said vacancy or vacancies, less than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a director, which vacancy may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days, for the purpose of filling said vacancy or vacancies. Any directors elected or appointed to fill a vacancy shall hold office only until the next meeting of stockholders of the Corporation and until a successor shall have been elected and qualifies or until his earlier resignation and removal.

                Section 7. Place of Meetings. Meetings of the Board of Directors may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

                Section 8. Regular Meetings. Annual meetings of the Board of Directors shall not be required. The Board from time to time may provide for the holding of regular meetings and fix the place (which may be within or without the State of Maryland) and time of such meetings. Notice of regular meetings need not be given, except that if the Board shall change the time or place of any regular meeting, notice of such action shall be promptly communicated to each director who shall have not been present at the meeting at which such action was taken in the manner provided in Section 10 of this Article III for notice of special meetings.

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                Section 9. Special Meetings. Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

                Section 10. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three business days prior to the meeting. Notice by courier shall be given at least two business days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

                Section 11. Waiver of Notice of Meetings. Notice of any meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

                Section 12. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise required by the 1940 Act, the Charter, these Bylaws, or other applicable laws and regulations, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

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                The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law or the Charter; provided, however, that if, pursuant to applicable law, the Charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group and the action taken must be taken by vote of a majority of such group.

                Section 13. Organization. The Board shall, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the Chief Executive Officer, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person, whether or not a director or officer, appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

                Section 14. Written Consent of Directors in Lieu of a Meeting. Subject to any law or regulation, including the 1940 Act, requiring directors to be physically present at a meeting of directors, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or committee.

                Section 15. Manner of Acting. To the extent consistent with law, the Charter and the Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Subject to any law or regulation, including the 1940 Act, requiring directors to be physically present at the meeting, members of the Board of Directors or of any Committee thereof may participate in a meeting of the Board or of such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person, at such meeting.

                Section 16. Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

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                Section 17. Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

                Section 18. Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

                Section 19. Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

                Section 20. Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   Committees

                Section 1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may also appoint committees composed in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any power or authority of the Board of Directors in the management of the business or affairs of the Corporation.

                Section 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law or these Bylaws. No committee of the Board shall have the power to approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, or take any other action required to be taken by the Board of Directors by the 1940 Act.

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                Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

                Section 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

                Section 5. Informal Action By Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of the proceedings of such committee.

                Section 6. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

                Section 1. Indemnification and Advance of Expenses. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                Notwithstanding anything in the foregoing paragraphs of this Article to the contrary, any indemnification or advancement of expenses shall be subject to, and made in accordance with, applicable requirements of the 1940 Act.

                Section 2. Notice. Any indemnification of, or advance of expenses to, a director, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders meeting or prior to the meeting.

                Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against or incurred by such person in any such capacity, whether or not the Corporation would have had the power to indemnify against such liability.

                                   ARTICLE VI

                         Officers, Agents and Employees

                Section 1. Term and Titles. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board or until the election or appointment and the qualification of a successor. There shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The President shall be chosen from among the members of the Board of Directors. The Board of Directors may also elect or appoint such other officers and agents, having such titles and with such responsibilities (including but not limited to Assistants of the titles previously mentioned) as it deems appropriate. The Board of Directors from time to time may delegate to the Chief Executive Officer the power to appoint such officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices may be held by the same person, except the offices of President and Vice-President, but no officer shall act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified in more than one capacity.

                Section 2. Chief Executive Officer. The Board of Directors may from time to time determine who among the officers and in what order, shall act as Chief Executive Officer. In the absence of such determination the President shall be the Chief Executive Officer. Subject to the control of the Board and to the extent not otherwise prescribed by these Bylaws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall exercise a general supervision and superintendence over all the business and affairs of the Corporation and shall possess such other powers and perform such other duties as may be incident to the office of Chief Executive Officer.

                Section 3. Resignations. Any officer may resign at any time by delivering a signed notice of resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

                Section 4. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

                Section 5. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

                Section 6. Compensation. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any officer the power to fix the salaries or other compensation of any subordinate officers or agents under his supervision or control.

                Section 7. Bonds or other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                Section 8. The President. The President shall have the following powers and duties:

                        (a) to be the chief operating officer of the Corporation, and, subject to the direction of the Board of Directors and (if the President is not also the Chief Executive Officer) the Chief Executive Officer, to have general charge of the operations of the business, affairs and property of the Corporation and general supervision of its officers, employees and agents; and

                        (b) subject to these Bylaws the President shall exercise all powers and perform all duties incident to the office of president and chief operating officer of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board or by the Chief Executive Officer (if the President is not also the Chief Executive Officer).

                Section 9. The Vice-Presidents. Each Vice-President shall exercise such powers and perform such duties as from time to time may be assigned to such Vice-President by the Board of Directors, the Chief Executive Officer or the President. In the absence or during the disability of the President, the Vice-President designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice-President present shall perform all the duties of the President and, when so acting, shall have all powers of and be subject to all the restrictions upon the President.

                Section 10. The Treasurer. Except as may otherwise be provided by the Board of Directors, the Treasurer shall have the following powers and duties:

                        (a) to have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

                        (b) to cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as shall be selected in accordance with Article X of these Bylaws;

                        (c) to cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Article XI of these Bylaws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

                        (d) to tender to the Board of Directors or the Chief Executive Officer whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation;

                        (e) to be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation; and

                        (f) to perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the Chief Executive Officer or the President.

                Section 11. The Secretary. Except as may otherwise be provided by the Board of Directors, the Secretary shall have the following powers and duties:

                        (a) to keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors;

                        (b) to cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these Bylaws and as required by law;

                        (c) to be the custodian of the records and of the seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed may attest the same;

                        (d) to have charge of the stock books and ledgers of the Corporation and to cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record;

                        (e) to perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these Bylaws or as may be assigned to the Secretary from time to time by the Board of Directors, the Chief Executive Officer or the President; and

                        (f) to the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these Bylaws, to one or more officers, agents or employees of the Corporation.

                Section 12. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                Section 13. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws to the extent not so provided, by the Chief Executive Officer and other officers acting pursuant to the Chief Executive Officer's authority, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Chief Executive Officer may at any time suspend any officer, other than an officer who is a director, from any duties and authority for a period not exceeding 90 days.

                                   ARTICLE VII

                                      Stock

                Section 1. Certificates. Stock certificates shall not be issued unless authorized by the Board of Directors. At the time of issue or transfer of uncertificated shares of stock of the Corporation, the Corporation shall send to the stockholder thereof a written statement of the information required on certificates by Section 2-211 of the Maryland General Corporation Law.

                Section 2. Transfers. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (a) if a stock certificate has been issued, upon surrender to the Corporation or the transfer agent of the Corporation of the stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or (b) if a stock certificate has not been issued, upon the receipt of all necessary documentation as determined by the appropriate officer(s) of the Corporation.

                The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                Notwithstanding the foregoing, transfers of shares of any series or class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

                Section 3. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                Section 4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

                Section 5. Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

                If no record date is fixed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed (but not less than ten days before the date of the meeting) or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

                When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

                Section 6. Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                      SEAL

                Section 1. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

                Section 2. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE IX

                                   Fiscal Year

                Section 1. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the 31(st) day of December in each year.

                Section 2. Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places (within or without the State of Maryland) as may be determined from time to time by the Board of Directors.

                                    ARTICLE X

                           Depositories and Custodians

                Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

                Section 2. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with all applicable law, rules and regulations.

                                   ARTICLE XI

                Execution of Instruments and Borrowing of Money

                Section 1. Execution of Instruments. Except as may otherwise be provided in a resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice-President may enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any Vice-President designated by a number or a word or words added before or after the title Vice-President to indicate rank or responsibilities, but not an Assistant Vice President, shall be a vice president for the purposes of this Article. The Board may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

                Section 2. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                Section 3. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by Article VII of these Bylaws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the Chief Executive Officer, the President or a Vice-President or the Treasurer or the Assistant Treasurer or the Secretary.

                Section 4. Loans. No loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidence of indebtedness. Any officer or agent of the Corporation so authorized may effect loans or advances on behalf of the Corporation and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

                Section 5. Voting as Securityholder. The Chairman of the Board, the Chief Executive Officer, the President and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

                Section 6. Facsimile Signatures. The Board of Directors may authorize the use of a facsimile signature or signatures on any instrument. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before such instrument is issued, such instrument may be issued with the same effect as if such person had been such officer at the time of its issue.

                                   ARTICLE XII

                                Waiver of Notice

Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII

                                   Amendments

                All By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new By-Laws may be made, by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. All By-Laws of the Corporation, other than this Section and any other Section that provides it may be amended or repealed only by the stockholders, whether adopted by the Board of Directors or the stockholder, shall be subject to amendment or repeal and new By-Laws may be made by resolution adopted by a majority of the whole Board of Directors provided, however that By-Laws which by their terms are subject to amendment or repeal only by the stockholders shall prevail over new By-Laws made by the Board of Directors. Notwithstanding anything herein to the contrary, no amendment or repeal of Article V of these By-Laws shall affect adversely any then existing rights of any Director or Officer.